Exhibit 10.1
TRIANGLE CAPITAL CORPORATION
OMNIBUS INCENTIVE PLAN
(Effective May 3, 2017)

Section 1.	Purposes.
1.1.    Generally. This plan shall be known as the “Triangle Capital Corporation Omnibus Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Triangle Capital Corporation, a Maryland corporation (the “Company”), its Affiliates (as defined herein) and its stockholders by (i) attracting and retaining key officers, employees, and directors of, the Company and its Affiliates; (ii) motivating such individuals by means of individual performance-related incentives to achieve long-range performance goals; (iii) encouraging ownership of stock in the Company by such individuals; (iv) linking their compensation to the long-term interests of the Company and its stockholders and (v) providing incentives in the form of cash bonus awards to certain officers and other employees of the Company and its Affiliates. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.
1.2.    Amendment and Restatement. This Plan amends and restates the Triangle Capital Corporation Amended and Restated 2007 Equity Incentive Plan, approved by stockholders on May 7, 2008 (the “Prior Plan”), in its entirety. The date of this amendment and restatement is May 3, 2017, the date of the Plan's adoption by the Company's stockholders (the “Effective Date”).
1.3    Plan Merger. As of the Effective Date, the Triangle Capital Corporation 2012 Cash Incentive Plan (the “Umbrella Plan”) was merged into the Prior Plan, with the resulting name of the plan being the Triangle Capital Corporation Omnibus Incentive Plan. All Awards (as defined below) granted pursuant to the Prior Plan and the Umbrella Plan shall remain in effect without modification following the plan merger, amendment and restatement and name change. All Awards granted subsequent to the Effective Date shall be subject to the terms of this Plan.

Section 2.	Definitions.
As used in the Plan, the following terms shall have the meanings set forth below:
(a)    “1940 Act” means the Investment Company Act of 1940, as amended.
(b)    “Affiliate” shall mean any wholly-owned consolidated subsidiary of the Company.
(c)    “Award” shall mean any Cash Award, Option or Restricted Share Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Board (or, in the case of Awards granted pursuant to Section 10, by the Compensation Committee) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the

Board (or, in the case of Awards granted pursuant to Section 10, as the Compensation Committee) may establish or which are required by applicable legal requirements.
(d)    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
(e)    “Board” shall mean the Board of Directors of the Company.
(f)    “Cash Award” shall mean (i) prior to the Effective Date, Awards granted under the Umbrella Plan; and (ii) following the Effective Date, any cash bonus award made pursuant to Section 5 of this Plan.
(g)    “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Board in its sole discretion. Any such determination shall be final and binding on a Participant.
(h)    “Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:
(i)    any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or an Affiliate thereof or any employee benefit plan of the Company or any of its Affiliates, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);
(ii)    as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;
(iii)    during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the Directors of the Company then still in office who were (i) Directors of the

Company at the beginning of any such period, and (ii) not initially (a) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (b) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below;
(iv)    a complete liquidation or dissolution of the Company; or
(v)    the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to an Affiliate).
(i)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(j)    “Committee” shall mean a committee of two or more members of the Board appointed by the Board in accordance with Section 3.3; provided that with respect to Awards granted pursuant to Section 10 hereof, the “Committee” shall be the Compensation Committee of the Company, which shall consist of not less than two “Outside Directors” as defined in Section 162(m).
(k)    “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Code; provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Board, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Board, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.
(l)    “Director” shall mean a member of the Board.
(m)    “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company's then current long-term disability plan.
(n)    “Employee” shall mean an officer or employee of the Company or of any Affiliate.
(o)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(p)    “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Option or Restricted Share Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other such exchange on which the Shares are traded, on such date, or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Board in its sole discretion (which, for purposes of Section 6.2, will in no event be less than the net asset value of such Shares on such date, as determined in accordance with the 1940 Act and the rules thereunder), and for purposes of a sale of a Share as of any date, the actual sales price on that date.
(q)    “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(r)    “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 9 of the Plan and is not intended to be an Incentive Stock Option.
(s)    “Non-Employee Director” shall mean a Director who is not an officer or employee of the Company.
(t)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(u)    “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.
(v)    “Participant” shall mean any Employee or Director.
(w)    “Performance Award” shall mean any Award granted under Section 8 of the Plan.
(x)    “Performance Period” shall mean the Company’s fiscal year or any portion (or multiples ) thereof designated by the Board (or, in the case of Awards granted pursuant to Section 10, by the Compensation Committee) as the Performance Period.
(y)    “Performance Goals” shall mean one or more of the following Company, Affiliate, operating unit or division financial performance measures: total investment income; net investment income; net investment income per share; realized and unrealized gains and losses; net increase in net assets resulting from operations per share; overall credit performance of the investment portfolio; liquidity; operating efficiency performance; growth and diversification of the overall investment portfolio; sustaining and growing dividend distributions to stockholders; return on average stockholders’ equity; net asset value; or any combination thereof.
(z)    “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
(aa)    “Restricted Share” or “Restricted Share Award” shall mean any Share granted under Sections 7 or 9 of the Plan.
(ab)    “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant's 65th birthday.
(ac)    “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

(ad)    “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
(ae)    “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.
(af)    “Shares” shall mean shares of the common stock, $0.001 par value, of the Company.
(ag)    “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3.	Administration and Eligibility.
3.1.    Administration by the Board. Except with respect to Awards granted pursuant to Section 10 hereof (in which case the Compensation Committee shall administer the Plan), the Board shall administer the Plan unless and until it delegates administration to a Committee, as provided in Section 3.3 hereof.
3.2.    Powers of the Board. The Board shall have the power (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee shall have the power), subject to the express provisions of the Plan and applicable law:
(a)    To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted and documented; what type or combination of types of Awards shall be granted; the provision of each Award granted, including the size, terms and time or times when a Participant shall be permitted to exercise or be paid for an Award; the number of Shares with respect to which an Award shall be granted to each such Participant; the amount of any payments pursuant to such Awards and the Performance Period to which they relate; any employment restrictions on actual receipt of payments pursuant to Awards, performance objectives in respect of such Performance Periods; to determine whether such performance objectives were attained and to modify the terms of any Award that has been granted. Notwithstanding the foregoing powers of the Board, any grants of Awards to Non-Employee Directors under the Plan shall be automatic and shall not be changed without SEC approval, and the issuance of any Award to an Employee will be approved by the required majority, as defined in Section 57(o) of the 1940 Act, of the Company's directors on the basis that such issuance is in the best interests of the Company and its stockholders.
(b)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee), in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award documentation, in such manner and to such extent as it shall deem necessary or expedient to make the Plan fully effective.
(c)    To amend the Plan or an Award as provided in Section 13.

(d)    To terminate or suspend the Plan as provided in Section 13.
(e)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.
3.3.    Delegation to Committee. Except with respect to Awards granted pursuant to Section 10 hereof (in which case the Compensation Committee shall administer the Plan), the Board may delegate administration of the Plan to a Committee or Committees of three (3) or more members of the Board, and the term “Committee” shall apply to any persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board, other than the Board reference at the end of this sentence and Board references in the last sentence of this Section 3.3 shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Except with respect to Awards granted pursuant to Section 10 hereof (in which case the Compensation Committee shall administer the Plan), the Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
3.4.    Effects of Board's Decision. Determinations, interpretations and constructions made by the Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case determinations, interpretations and constructions shall be made by the Compensation Committee) in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
3.5    Eligibility. All Covered Officers shall be eligible to participate in the Plan. The Board shall determine additional Employees or Directors who shall be eligible to participate in the Plan; provided, however, that Non-Employee Directors shall only be eligible to receive Awards of Restricted Shares granted consistent with Section 9. The designation of Participants shall be made individually or by groups or classifications of employees, as the Board deems appropriate.
Section 4. Shares Available For Awards.
4.1.    Shares Available. Subject to the provisions of Section 4.5 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 4,000,000. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is canceled or settled without the delivery of Shares or with the delivery of a reduced number of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, reduction, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.
4.2.    Limits on Grants of Individual Awards.
(a)    No individual Participant shall be granted Options under the Plan in any calendar year that relate to more than 100,000 Shares.
  (b)    No individual Participant shall be granted Awards under the Plan relating to more than 25% of the Shares reserved for issuance.
4.3.    Limits on Grants of Restricted Shares. The combined maximum amount of Restricted Shares that may be issued under the Plan will be 10% of the outstanding Shares on the Effective Date (as defined in Section 15.1 below) plus 10% of the number of Shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Plan.
4.4.     Limits on Number of Awards. The amount of voting securities that would result from the exercise of all of the Company's outstanding warrants, options and rights, together with any Restricted Shares issued pursuant to the Plan, at the time of issuance shall not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all of the Company's outstanding warrants, options, and rights issued to the Company's directors, officers, and employees, together with any Restricted Shares issued pursuant to the Plan, would exceed 15% of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any Restricted Shares issued pursuant to the Plan, at the time of issuance shall not exceed 20% of the outstanding voting securities of the Company.
4.5.    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Board shall in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder and with Section 162(m)): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan (but only provided that the SEC has issued an exemptive order or the SEC's staff has provided written confirmation allowing the Company to do so); and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; (iii) make provision for a cash payment to the holder of an outstanding Award; or (iv) adjust a Cash Award as the Company deems equitable.
4.6.    Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.
4.7.    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.
4.8.    No Grants in Contravention of 1940 Act. No Award may be granted under the Plan if the grant of such Award would cause the Company to violate Section 61(a)(3) of the Act, and, if otherwise approved for grant, shall be void and of no effect. The grants of Awards under the Plan to Non-Employee Directors shall be automatic and shall not be changed without SEC approval.
Section 5. Cash Awards.
5.1    Scope. Each year the Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee) will establish award opportunities and performance targets for the determination of potential Cash Awards hereunder. Award opportunities shall be set as a percentage of base salary. Following the close of a Performance Period, the Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee) shall evaluate the Company’s actual performance against the performance targets to determine the actual bonus to be paid.
5.2    Performance Goals. Cash Awards to Participants shall be based solely upon the attainment of performance targets related to one or more Performance Goals selected by the Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee). For purposes of this Section 5, the formula on which performance targets are based with respect to Cash Awards under this Plan shall be based on one or more of the Performance Goals. Each performance target may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Affiliate, operating unit or division of the Company and/or the past or current performance of other companies, may exclude appropriate pre-determined line items of income or expense, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares of common stock outstanding, or to assets or net assets. The Board

(except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee) may appropriately adjust any evaluation of performance under criteria set forth in this Section 5.2 to exclude any of the following events that occurs during a Performance Period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (vi) the effect of adverse or delayed federal, state or local governmental or regulatory action; provided that the Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee) commits to make any such adjustments within the 90 day period set forth in Section 10.3 below.
5.3    Payment. The amount of a Cash Award payable as determined by the Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee) for the Performance Period shall be paid to the participant at such time as determined by the Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee) in its sole discretion after the end of the Performance Period, but in all events by such time as is necessary for the payment to qualify as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the United States Treasury Regulations; provided, that the Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee) may provide for elective deferrals that comply with the requirements of Section 409A of the Code. Payment shall be made in cash. Except as the Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee) may otherwise determine in its sole and absolute discretion, termination of a Participant’s employment prior to the end of the Performance Period will result in the forfeiture of the award by the Participant, and no payments shall be made with respect thereto.
Section 6. Stock Options.
6.1.    Grant. The Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee) shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Award, the exercise price (subject to Section 6.2 below) and the conditions and limitations applicable to the exercise of each Option. The Board shall have the authority to grant Incentive Stock Options, and to grant Non-Qualified Stock Options; provided that no Incentive Stock Options shall be issued more than ten (10) years after the Effective Date. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Board shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in of Section 422(d) of the Code of the Employee's employer corporation and its parent and Affiliates) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.
6.2.    Price. The Board in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Once established, the Option Price of any Option may not be changed absent an exemptive order from the SEC or written confirmation from its staff allowing the Company to do so.
6.3.    Term. Subject to the Board's authority under Section 3.2 and the provisions of Section 6.5, each Option and all rights and obligations thereunder shall expire on the date determined by the Board and specified in the Award Agreement. The Board shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.
6.4.    Exercise.
(a)    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Board shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Board may determine.
(b)    The Board may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.
(c)    An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Board of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.
(d)    Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Board, (i) by transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Board), valued at the Fair Market Value of such Shares on the date of exercise, together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Board, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.
6.5.    Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.
Section 7. Restricted Shares.
7.1.    Grant.
(a)    Subject to the provisions of the Plan and other applicable legal requirements, the Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case the Compensation Committee) shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share Awards shall be evidenced by Award Agreements in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Board that are consistent with the terms of the Plan.
(b)    Each Restricted Share Award made under the Plan shall be for such number of Shares as shall be determined by the Board and set forth in the Award Agreement containing the terms of such Restricted Share Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the

Company in order for the forfeiture and transfer restrictions to lapse. If the Board so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share Award. The Award Agreement may also, in the discretion of the Board, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Board may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share Awards.
(c)    Notwithstanding Sections 7.1(a) and 7.1(b) hereof, any grants of Restricted Shares to Non-Employee Directors under the Plan shall be automatic and shall not be changed without SEC approval.
7.2.    Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Board, in its discretion, may determine. The applicable Award Agreement will specify whether a grantee has the right to receive dividends with respect to the Restricted Shares prior to the lapsing of transfer restrictions. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all other rights of a stockholder with respect to the Restricted Shares, including the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be transferred except for disposition by gift, will or the laws of descent and distribution during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Board at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.
7.3.    Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Board, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant's beneficiary or estate, as the case may be.

Section 8. Performance Awards.
8.1.    Grant. The Board (except with respect to Awards granted pursuant to Section 10 hereof, in which case, the Compensation Committee) shall have sole and complete authority to determine the Employees who shall receive a Performance Award, which shall consist of a right that is (i) Shares (including but not limited to Restricted Shares), denominated with a value in cash or by number of Shares , (ii) valued, as determined by the Board, in accordance with the achievement of such Employees' individual performance goals during such Performance Periods as the Board shall establish, and (iii) payable at such time and in such form as the Board shall determine.
8.2.    Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Board shall determine the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a Performance Period commencing prior to implementation of the amendment.
8.3.    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with the procedures established by the Board, on a deferred basis. Termination of employment prior to the end of any Performance Period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. An employee's rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Board may determine at or after grant.
Section 9. Non-Employee Director Awards.
9.1.    Each Non-Employee Director shall receive a grant of Restricted Shares at the beginning of each one-year term of service on the Board, for which forfeiture restrictions will lapse at the end of that year. The number of Restricted Shares granted to each Non-Employee Director shall be the equivalent of $50,000 worth of Shares based on the market value at the close of the New York Stock Exchange on the date of grant. In addition, the Board may provide that all or a portion of a Non-Employee Director's annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable in Shares reserved under the Plan and available for issuance. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director's service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

9.2.    Subject to applicable legal requirements and Section 9.3 below, the Board may also grant Awards to Non-Employee Directors pursuant to the terms of the Plan, including any Award described in Sections 6 or 7 above.
9.3.    Any grants of Awards to Non-Employee Directors under the Plan shall be automatic and shall not be changed without SEC approval.
Section 10. Provisions Applicable To Covered Officers And Performance Awards.
10.1.    Generally. Notwithstanding anything in the Plan to the contrary, unless the Board determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 10. Accordingly, unless otherwise determined by the Board or the Compensation Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Board or the Compensation Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Board or the Compensation Committee.
10.2.    Maximum Awards. With respect to any Covered Officer, (i) the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 100,000, (ii) the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $1,000,000, and (iii) the maximum annual amount of a Cash Award granted under Section 5 in any year is $3,000,000.
10.3.   Compliance. To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards and Cash Awards, no later than 90 days following the commencement of each Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Compensation Committee shall, in writing, (1) select from the Performance Goals the individual performance goal or goals applicable to the Performance Period (including Performance Goals as adjusted pursuant to Section 5.2), (2) establish the various targets and bonus amounts which may be earned for such Performance Period, and (3) specify the relationship between applicable Performance Goals and targets and the amounts to be earned by each Covered Officer for such Performance Period. Following the completion of each Performance Period, the Compensation Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such Performance Period. In determining the amount earned by a Participant for a given Performance Period, the Committee shall have the right to adjust the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period;

provided, that with respect to any Covered Officer, the Compensation Committee may exercise the discretion described in this sentence only to reduce the amount otherwise payable to such Covered Officer.
Section 11. Termination Of Employment.
The Board (or in the case of Awards granted pursuant to Section 10, the Compensation Committee) shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 12.	Change In Control.
The Board (or in the case of Awards granted pursuant to Section 10, the Compensation Committee) may specify in the applicable Award Agreement at or after grant, or otherwise by resolution prior to a Change in Control, that all or a portion of the outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted upon a Change in Control.

Section 13.	Amendment And Termination.
13.1.    Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that the Board may amend the Plan in such a manner it deems necessary to permit the granting of Awards meeting the requirements of any applicable law, rule or regulation and provided further that the Board may amend the Plan without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement.
13.2.    Amendments to Awards. Subject to the restrictions of Sections 6.2 and 10 above and Section 13.5 below, the Board may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
13.3.    Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4.5 hereof) affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles.

13.4.    Section 409A Compliance. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Board (or in the case of Awards granted pursuant to Section 10, the Compensation Committee), at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Board may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.
13.5. Exercise Price of Awards. Once established, the exercise price of an Award shall not be changed absent an exemptive order from the SEC or written confirmation from its staff that the Company may do so.
Section 14. General Provisions.
14.1.    Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by gift, will or the laws of descent and distribution. In addition, no transfer or disposition of an Award shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the gift affidavit, will and/or such other evidence as the Board may deem necessary or appropriate to establish the validity of the transfer.
14.2.    Dividends. In the sole and complete discretion of the Board (or in the case of Awards granted pursuant to Section 10, the Compensation Committee), an Award may provide the Participant with dividends, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividends which are not paid currently may, at the discretion of the Board (or in the case of Awards granted pursuant to Section 10, the Compensation Committee), accrue interest, be reinvested into additional Shares, or, in the case of dividends credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends that are reinvested into additional Shares or credited as Performance Awards.
14.3.    No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
14.4.    Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board (or in the case of Awards granted pursuant to Section 10, the Compensation Committee) may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Board (or in the case of Awards granted pursuant to Section 10, the Compensation Committee) may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
14.5.    Withholding and Offset. A Participant may be required to pay to the Company or any Affiliate any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, including the vesting thereof, or any payment or transfer under an Award or under the Plan. In connection therewith, the Participant shall have the right to request that the Company or any Affiliate withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owed by the Participant the amount in cash, Shares or other securities, necessary to satisfy withholding obligations under tax rules. The Board may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. The Board, in its sole discretion, may reduce any amounts otherwise payable to any Participant hereunder in order to satisfy any liabilities owed to the Company or any of its Affiliates by the Participant, but only to the extent any such offset complies with the requirements of Section 409A of the Code and the guidance issued thereunder.
14.6.    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Board (or in the case of Awards granted pursuant to Section 10, the Compensation Committee) shall, subject to applicable law, determine the date an Award is deemed to be granted. The Board (or in the case of Awards granted pursuant to Section 10, the Compensation Committee) or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
14.7.    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options or Restricted Shares.

14.8.    No Right to Employment. The grant of an Award shall not be construed as giving an Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss an Employee from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
14.9.    No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.
14.10. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to conflicts of laws principles.
14.11. Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
14.12. Other Laws. The Board may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
14.13. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
14.14. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
14.15. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
14.16. 1940 Act. No provision of this Plan shall contravene any portion of the 1940 Act, and in the event of any conflict between the provisions of the Plan or any Award and the 1940 Act, the applicable section of the 1940 Act shall control and all Awards under the Plan shall be so modified. All Participants holding such modified Awards shall be notified of the changes to their Awards and such change shall be binding on such Participant.
Section 15. Term Of The Plan.
15.1.    Effective Date. The amendment and restatement of the Plan shall become effective upon approval by the stockholders of the Company and the Board; provided, however, that the Plan shall not be effective with respect to any Award to a Non-Employee Director or any award of Restricted Shares unless the Company has received an order from the SEC that permits such Award.
15.2.    Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.